U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                         TIDELANDS OIL & GAS CORPORATION
 ------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)



           Nevada                                        66-0549380
----------------------------------          ------------------------------------
   (State of Incorporation)                  (IRS Employer Identification No.)



               13330 Leopard St. Ste. 26,Corpus Christi, TX 78410
     -----------------------------------------------------------------------
                    (Address of principal executive offices)


                            13330 Leopard St. Ste. 26
                            Corpus Christi, TX 78410
                                 (361) 241-2244

                 2003 Non-Qualified Stock Grant and Option Plan
                            (Full Title of the Plan)

                             Michael Ward, President
                           13330 Leopard St., Ste. 26
                            Corpus Christi, TX 78410

                     (Name and Address of agent for Service

                                 (361) 241-2244

          (Telephone number, including area code for agent for service)



                         CALCULATION OF REGISTRATION FEE


                                  Proposed         Proposed
Title of         (1)              maximum          maximum
securities       Securities       offering         aggregate        Amount of
to be            to be            price per        offering         Registration
registered       registered       share (2)        price (2)        Fee (3)
----------       ----------       -----            ---------        ---
Common           5,000,000        $0.233           $1,165,000       $291.25
$.001 par        shares
value

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.
(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on May 28, 2003 as reported on the NASD OTC Bulletin Board.



                                EXPLANATORY NOTE
                                ----------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II
                                     -------

Item 3.  Incorporation of Documents by Reference

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

(a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2002.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4. DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this registration statement will be passed upon for Tidelands Oil & Gas Corporation by Wilson Law Offices. Mr. Wilson is a shareholder of the Company. This plan registers shares which will be issued for legal services rendered to the company.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article Twelve of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for breach of fiduciary duties as directors or officers. This provision does not alleviate or limit any liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or the payment of dividends in violation of the Nevada Revised Statutes. This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections 78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


Item 8.  EXHIBITS.

         The  following   documents  are  incorporated  by  reference  from  the
Company's Periodic Report filings, SEC File # 0-29613, as filed with the Securities & Exchange Commission.

Exhibit Number    Description

    (3.1)*        Articles of  Incorporation of Tidelands Oil & Gas Corporation,
                  formerly C2 Technologies, Inc.
    (3.2)*        Certificate  of  Amendment  of  Articles of  Incorporation  of
                  Tidelands  Oil & Gas  Corporation,  formerly C2  Technologies,
                  Inc.
    (3.3)*        By-Laws
    (5.0)         Opinion of Counsel  regarding  the legality of the  securities registered under this Registration Statement
    (10)          2003 Non-Qualifed Stock Grant and Option Plan
    (23.0)        Consent of Independent Certifying Public Accountant
-------------------
* Previously filed.

Item 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, who are duly authorized.

Dated: May 28, 2003

                                       TIDELANDS OIL & GAS CORPORATION
                                       a Nevada corporation


                                        /s/ Michael Ward
                                       -----------------------------------------
                                       Michael Ward
                                       President, Director


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: May 28, 2003                      /s/ Michael Ward
                                       -----------------------------------------
                                       Michael Ward, President, Director



                                        /s/ Royis Ward
                                       -----------------------------------------
                                       Royis Ward, Secretary/Treasurer, Director



                                        /s/ Ahmed Karim
                                       -----------------------------------------
                                       Ahmed Karim, Vice President, Director